Exhibit 99.1

QlikTech | Press Release | Steffan Tomlinson—New Board Member

Media Contact: Maria Scurry

Email: maria.scurry@qlikview.com

Phone: 508-409-7939

IR Contact: Staci Mortenson

Email: Staci.Mortenson@icrinc.com

Phone: 203-682-8273

QlikTech Adds Palo Alto Networks CFO Steffan Tomlinson

to its Board of Directors

Technology industry veteran with financial and operational expertise to help guide the Company into its next phase of growth

January 29, 2013 – QlikTech, (NASDAQ: QLIK) a leader in Business Discovery – user-driven Business Intelligence (BI), today announced it has appointed Palo Alto Networks’ CFO Steffan Tomlinson to its Board of Directors, effective immediately. Steffan will also be a member of QlikTech’s Audit Committee.

“Steffan brings an entrepreneurial mindset and a high level of financial and operational experience to our Company,” said Lars Björk, CEO at QlikTech. “His unique insight and passion for innovation and customer success will be invaluable as we continue to build upon our leadership position in the Business Discovery market and take the necessary steps to foster long-term growth. With Steffan on board we have bolstered our team of directors to achieve this goal.”

During his career, Tomlinson has worked at a number of high-growth market-leading companies. He joined Palo Alto Networks in February 2012, where he oversees the company’s finance, accounting, IT, legal, and manufacturing functions. From 2005 to 2011, he served as CFO of Aruba Networks and was instrumental in both their Initial Public Offering and helping the company scale to facilitate growth. From 2000 to 2005, he was the first non-founder employee and, ultimately, CFO of Peribit Networks. Prior to Peribit, Tomlinson was the director of financial planning and analysis at Excite@Home, and has also held various finance and financial analyst positions at Oracle.

“QlikTech has experienced tremendous growth over the past years and is well-positioned for the future,” added Tomlinson. “Its pioneering approach to enabling access to information has not just propelled its success, but importantly has created a strong and loyal customer base. I am looking forward to being a part of this dynamic team and contributing to QlikTech.”

About QlikTech

QlikTech (NASDAQ: QLIK) is a leader in Business Discovery—user-driven Business Intelligence (BI). Its QlikView Business Discovery solution bridges the gap between traditional BI solutions and inadequate spreadsheet applications. The in-memory associative search technology QlikTech pioneered created the self-service BI category, allowing users to explore information freely rather than being confined to a predefined path of questions. Appropriate from SMB to the largest global enterprise, QlikView’s self-service analysis can be deployed with data governance in days or weeks. The QlikView Business Discovery platform’s app-driven model works with existing BI solutions, offering an immersive mobile and social, collaborative experience. Headquartered in Radnor, Pennsylvania, QlikTech has offices around the world serving approximately 26,000 customers in over 100 countries.

qlikview.com

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements regarding the value and effectiveness of QlikTech’s products, the introduction of product enhancements or additional products and QlikTech’s growth, expansion and market leadership, that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause QlikTech’s results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “predicts,” “plan,” “expects,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may”, “will,” “might,” “momentum,” “could,” “seek,” and similar words. QlikTech intends all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. The forward-looking statements included in this press release represent QlikTech’s views as of the date of this press release. QlikTech anticipates that subsequent events and developments will cause its views to change. QlikTech undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing QlikTech’s views as of any date subsequent to the date of this press release.

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QlikTech and QlikView are trademarks or registered trademarks of QlikTech or its subsidiaries in the U.S. and other countries. Other company names, product names and company logos mentioned herein are the trademarks, or registered trademarks of their respective owners.

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